Exhibit 15.2

May 2, 2019

Securities and Exchange Commission

100 F Street, N.E.

Washington, DC 20549

Commissioners:

We are aware that our report dated May 9, 2018, except with respect to the reference to our opinion on the consolidated financial statements in the final paragraph, as to which the date is February 26, 2019, on our review of interim financial information of Janus Henderson Group plc, which appears in this Quarterly Report on Form 10-Q, is incorporated by reference in the Registration Statement on Form S-8 (No 333-218365) of Janus Henderson Group plc.

Very truly yours,

/s/ PricewaterhouseCoopers LLP

London, UK